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                                                                      EXHIBIT 23


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 2-89399) pertaining to the Kaydon Corporation Employees Stock Ownership and Thrift Plan of Kaydon Corporation of our report dated June 24, 2002, with respect to the financial statements and schedule of the Kaydon Corporation Employee Stock Ownership and Thrift Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2001.


ERNST & YOUNG LLP

Detroit, Michigan
June 24, 2002